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                                                                     Exhibit 23




                        Consent of Independent Auditors


We consent to the use of our report on the financial statements for the year ended December 31, 1997 of Graham's Pharmacy and Home Health Center, Inc., in the Form 8-K/A dated May 30, 1998 of HORIZON Pharmacies, Inc.





Howard & Waltrip, P.C.
Certified Public Accountants
Dallas, Texas
August 5, 1998